Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

MDC Partners Inc.

New York, New York

We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of MDC Partners Inc. (“the Company”) of our reports dated March 5, 2020, relating to the consolidated financial statements (except for matters discussed in Notes 1, 4, 5, 6, 8, 10, 17, 21 and 22 as to which the date is August 31, 2020), the effectiveness of MDC Partners Inc.’s internal control over financial reporting, and schedules of MDC Partners Inc. appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019. Our report on the effectiveness of internal control over financial reporting expresses an adverse opinion on the effectiveness of MDC Partners Inc.’s internal control over financial reporting as of December 31, 2019.

We also consent to the reference to us under the caption “Experts” in the Registration Statement.

/S/ BDO USA, LLP
New York, New York

February 8, 2021